Exhibit 10.2

GT ADVANCED TECHNOLOGIES INC.

CORPORATE GOVERNANCE GUIDELINES

(Adopted as of June 4, 2014)

GT Advanced Technologies Inc. and its subsidiaries (the “Company”) are committed to developing effective, transparent and accountable corporate governance practices. These Corporate Governance Guidelines (the “Guidelines”) were approved by the Company’s Board of Directors as a set of guiding principles to govern the affairs of the Company.  The Guidelines are subject to regular review by the Nominating and Corporate Governance Committee, which may recommend to the Board that they be modified or updated, when appropriate.  These Guidelines, along with the charters of the committees of the Board, provide the framework for the governance of the Company and are not intended to be rigid rules.

I.                                        General Responsibility

The Board’s general responsibility is to foster the creation of long term value for stockholders, to protect the Company’s best interests and to oversee and provide counsel to the CEO and senior management in their conduct of the Company’s business.  Management is responsible for the day-to-day operations of the Company.  The basic responsibility of the directors is to exercise their business judgment in accordance with their duties of care and loyalty and to act in what they reasonably believe to be in the best interests of the Company and its stockholders.  In discharging that obligation, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors, unless the circumstances indicate that such reliance is no longer warranted.  The Board recognizes that the long-term interests of the stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including employees, customers, suppliers, governmental agencies and the public at large.

II.                                   Organization

A.            Number.

Subject to the conditions outlined in the Company’s bylaws and certificate of incorporation, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

B.            Board Committees, Assignment and Rotation.

The Board has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. The committees’ charters are posted online at http://investor.gtat.com.

Board committee assignments and Board committee chair positions shall be reviewed each year by the Nominating and Corporate Governance Committee and approved by the Board. The Board does not have a strict committee rotation policy, but may, upon recommendation of the Nominating and Corporate Governance Committee, change committee assignments and chair positions periodically, with a view towards balancing director experience and interest, committee continuity and needs, and evolving legal and regulatory considerations.  A director may serve on more than one committee.

C.            Nominating Process.

1.              Nomination by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for the identification and recruitment of director candidates and makes recommendations with respect to the nomination of new Board members.

2.              Other Nominations. Nominations may be otherwise made in accordance with the procedures set forth in the Company’s bylaws and under applicable law.

3.              Approval of Nominees by the Board.  If the Nominating and Corporate Governance Committee has recommended a Board candidate in connection with an annual meeting of stockholders, the full Board shall vote on the Nominating and Corporate Governance Committee’s recommended candidate and, if approved by a majority of the Board, such Board candidate shall be submitted for election by the Company’s stockholders at the next annual meeting of stockholders.

4.              Election by Stockholders.  If a candidate is approved by the Board in connection with an upcoming annual meeting of stockholders, the Chairman of the Board shall contact such candidate, invite him or her to attend the annual meeting of stockholders, and if elected by the stockholders, invite him or her to join the Board at its first meeting thereafter.

5.              Voting for Directors. In any uncontested election of directors, any Board candidate who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. The resignation shall specify that it is effective upon the Board’s acceptance of the resignation. For purposes of these guidelines, an “uncontested” election is one in which the number of candidates standing for election is the same as (or less than) the number of Directors to be elected, and abstentions and broker non-votes will not be considered as either “withhold” votes or “for” votes.  The Nominating and Corporate Governance Committee shall consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose publicly its decision to accept or reject such a resignation and, if rejected, the reasons for doing so.  Any Director who tenders his or her resignation pursuant to this Section II.C.5 shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. If a majority of the members of the Nominating and Corporate Governance Committee are required to submit their resignation under this policy following the same election, then the entire Board (excluding the directors whose resignations are being considered) shall consider the resignation offers and determine whether to accept them. If the total number of Directors not required to submit their resignation under this policy following the same election constitute three or fewer Directors, all Directors (including those who received a greater number of votes “withheld” from his or her election than votes “for” such election) may participate in the determination of whether or not to accept the resignations.

6.              Increase in Board Size and Vacancies.  The Board shall fill any newly created directorships resulting from any increase in the number of directors or any vacancies in accordance with the Company’s certificate of incorporation, and any director appointed in such manner will stand for election by stockholders at the first annual meeting of stockholders thereafter.

7.              Director Terms.  Directors elected by stockholders shall be elected annually and shall serve for a term of one year, subject to re-nomination on the recommendation of the Nominating and

Corporate Governance Committee and approval by the majority of the Board.  The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated annually until they reach their mandatory retirement age.  Directors will not be nominated for election to the Board after their 73rd birthday, although the full Board may nominate candidates over 73 as the Board deems appropriate in the Company’s best interests.  If a director’s 74th birthday occurs during the term for which such director was elected, such director may serve the remainder of the term.

D.            Qualifications

1.              General Criteria.  In deciding whether to approve the recommendations of the Nominating and Corporate Governance Committee, the Board typically considers the following criteria, which seek to align Board composition with the Company’s strategic direction:

i.                  the judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

ii.               record of accomplishment in leadership roles;

iii.            the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business;

iv.           the fit of the individual’s skills and personality with those of the other Board members;

v.              the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and other commitments, including, but not limited to, the number of boards of directors of other public companies on which he or she serves; and

vi.           the independence of the individual as described in the following paragraph.

2.              Independence Requirements.  The Nominating and Corporate Governance Committee reviews Board and committee composition at least annually to ensure that compliance with the NASDAQ Stock Market and any other regulatory requirements are met. In so doing, the Nominating and Corporate Governance Committee conducts a review of the independence of all existing and prospective members of the Board for the purpose of determining which Board members are or would be deemed independent.

3.              Other Board Commitments.  Directors who serve as chief executives or in equivalent positions of public companies should not serve on more than two boards of public companies in addition to the Company’s Board and their own company board, and other directors should not serve on more than five other boards of public companies in addition to the Company’s Board.  Members of the Company’s Audit Committee should not serve on more than two audit committees of public companies in addition to the Company’s Audit Committee.  Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director’s service on the Company’s Board.

4.              Notification of Changes.  Each director must notify the Chairman of the Nominating and Corporate Governance Committee:

i.                  as soon as practicable in the event that his or her circumstances change in a manner that may affect the committee’s view of his or her independence,

ii.               upon resignation or retirement from, or termination of, his or her principal current employment, or other similarly material changes in professional occupation or association.  In such event, the director shall submit a written resignation from the Board, which resignation the Board shall be free to accept or reject; and

iii.            prior to becoming a director of another public company.  In such case, the committee shall evaluate the director’s potential conflicts of interest.  In the event that the Board determines that the additional directorship constitutes a conflict of interest or exceeds the limitations set forth in Section D(3) above, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

E.             Meetings.

1.              General.  The Board shall hold at least four regular meetings each year and may hold additional or special meetings whenever necessary. Regular Board meetings shall generally be held in person, although Board members may participate by conference call, if necessary. Special meetings may be held either in person or by conference call.  The Board may also act by unanimous written consent.  Meetings of each committee shall be held in accordance with such committee’s charter.

2.              Chairman.  The Chairman of the Board and of each committee shall be elected by the majority of directors in accordance with the Company’s bylaws, based on recommendations by the Nominating and Corporate Governance Committee.

3.              Meeting Agendas.

i.                  Full Board Meetings.  The Chairman of the Board, in conjunction with the CEO, will establish the agenda for each Board meeting and distribute it to directors in advance of the meeting.  If a Chairman has not been elected, such duties shall be fulfilled by a member of the Board selected by the Board.  Any director may request that a subject be included on the agenda for any Board meeting and may raise a subject that is not on the agenda at any such meeting.

ii.               Committee Meetings.  The Chairman of each committee will establish the agenda for each meeting of such committee and distribute it to the members of such committee in advance of the meeting.  If a Chairman of such committee has not been elected, such duties shall be fulfilled by a member of the committee selected by the committee.  Any committee member may request that a subject be included on the agenda for any meeting of such committee and may raise a subject that is not on the agenda at any meeting.

4.              Recordkeeping.  The General Counsel shall maintain, on behalf of the Board, a central repository accessible to all directors of all materials presented to the Board in connection with any Board meeting, draft minutes of such meeting (if final minutes have not yet been approved), and the final, approved minutes of such meeting.  The General Counsel shall maintain the same type of repository on behalf of each committee, accessible to all members of such committee.

5.              Advance Reading Materials.  Management shall provide reading materials for the Board and committee meetings to directors sufficiently in advance of each meeting, to the extent practicable, to permit meaningful review. Materials should be as concise as possible while still providing information necessary for directors to make informed judgments.

6.              Executive Sessions of Non Management Directors.  Non-management directors shall meet regularly in executive session, without management present.  Such sessions shall be chaired by the Chairman of the Board or a non-management director selected by the non-management directors.  The General Counsel shall attend executive sessions as requested by the Chairman.  Non-management directors who are not independent under the NASDAQ Stock Market rules may participate in such executive sessions.  The Board shall not take formal action at such sessions, but (i) the Chairman of the Board or a designated participating director shall update the CEO on the key items discussed in each session and (ii) the participating directors may make recommendations for consideration by the full Board.

F.              Stockholder Access to the Board.  Any interested parties who have concerns that they wish to make known to the Company’s non-management directors should send any such communication to the Chairman of the Board of Directors, in care of the Company’s general counsel, at 20 Trafalgar Square, Nashua, New Hampshire 03063.

III.                              Duties of the Board

A.            Decision Making Responsibilities.

The Board’s decision making responsibilities include:

1.              Review and approval of the Company’s mission, strategies, objectives and policies and annual operating and capital budgets, as developed by the CEO and senior management.

2.              Approval of director candidates recommended by the Nominating and Corporate Governance Committee (i) for election by stockholders at the annual meeting of stockholders or (ii) to fill any vacancy on the Board until the following annual meeting of stockholders.

3.              Approval of candidates for appointment to committees of the board, as recommended by the Nominating and Corporate Governance Committee.

4.              Approval of candidates for Chairman of the Board and of each committee, as recommended by the Nominating and Corporate Governance Committee.

5.              Election of the CEO and other officers in accordance with the Company’s bylaws.

6.              Approval of the compensation of the Chief Executive Officer and oversight of succession planning for the CEO.

7.              Approval of certain strategic transactions and other significant matters not in the ordinary course of the Company’s business including:

i.                  business acquisitions, business divestures and capital contributions;

ii.               any issuance of Company securities (including incentive equity) and repurchase of Company securities; and

iii.            all material indebtedness other than capital or operating leases and amendment or termination thereof.

8.              Approval of matters recommended by the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee in accordance with each such committee’s charter.

9.              Determination of appropriate actions, requiring Board approval, to be taken in the event of violations of the Company’s Code of Conduct or Code of Ethics for Senior Financial Officers.

B.            Oversight Responsibilities.

Among other things, the Board’s oversight responsibilities include monitoring:

1.              The Company’s performance in relation to its mission, strategies, financial and non-financial objectives.

2.              The performance and effectiveness of the Company’s management team.

3.              The Compensation Committee in its annual review of CEO performance.

4.              The Audit Committee’s review of the Company’s financial reporting processes and internal controls, and the auditing and accounting principles used in the preparation of the Company’s financial statements.

5.              Management’s oversight of major risks facing the company and related risk management processes.

6.              Management’s oversight of the Company’s compliance with legal and regulatory requirements.

C.            Expectations of Board Members.

In carrying out their responsibilities as members of the Board, directors are expected to:

1.              Become and remain informed about the Company, its business and its industry.

2.              Attend meetings of the Board and committees on which they serve, having read and considered the materials distributed in advance of the meeting. Both incumbent and prospective Board members are also encouraged to attend the annual meeting of stockholders. Directors may participate in meetings by telephone, if necessary and appropriate, and shall notify the Chairman (or committee chair) if unable to attend a noticed meeting.

3.              Participate constructively in Board and committee meetings, drawing upon their individual experience, knowledge and background, as appropriate, to provide perspectives and insights.

4.              Act in ways that they reasonably believe will serve the best interests of the Company and its stockholders, and exercise their business judgment in making decisions. As appropriate, directors may also consider the interests of other stakeholders, including employees, customers, suppliers and the communities in which the Company operates.

5.              Comply with the Company’s Code of Conduct, Code of Ethics for Senior Financial Officers and Related Party Transaction Policies and Procedures.

D.            Scope of Authority.

In the course of discharging their responsibilities:

1.              Directors shall have full access to relevant Company records and may request that any officer or other employee of the Company or the Company’s outside counsel or accountants meet with any members of, or consultants to, the Board or any committee, as long as such access does not interfere with the conduct of the Company’s business and is coordinated, where possible, through the CEO.

2.              The Board is permitted to select, retain and terminate any financial, legal, executive search, consulting and other professional advisors as they deem necessary or appropriate to advise the Board, with related fees and reasonable expenses borne by the Company.

IV.                               Orientation and Continuing Education

A.            Director Orientation.

Upon election to the Board, new directors shall participate in an orientation session designed by the Nominating and Corporate Governance Committee, the Chief Executive Officer, the General Counsel and the Company’s senior management.

B.            Continuing Education.

1.              The Board shall attend management presentations or educational programs arranged by management on different aspects of the Company’s business. Management presentations may be provided by management on its own initiative or at the request of, or in conjunction with, the Nominating and Corporate Governance Committee.

2.              Directors are also encouraged to take advantage of any educational opportunities that would further their understanding of the Company’s business and enhance their performance on the Board, and the Company shall reimburse each director for reasonable expenses, subject to prior approval by the General Counsel.

V.                                    Board and Committee Assessment

1.              The Board is committed to continuous improvement and shall conduct an annual self-assessment process, developed by the Nominating and Corporate Governance Committee, of the Board’s performance.

2.              When self-assessments have been completed, the results and any recommendations made by the Nominating and Corporate Governance Committee to enhance the Board’s performance shall be discussed by the full Board.

3.              The Board shall also review with each committee such committee’s self-assessment.